EXHIBIT 99.2

                     [LOGO] CITIZENS & NORTHERN CORPORATION

                         90-92 Main Street, P.O. Box 58
                               Wellsboro, PA 16901
                   Phone: (570) 724-3411    Fax: (570) 723-8097

         E-Mail: cnemail@cnbankpa.com     Web Page: http://www.cnbankpa.com
                 --------------------               -----------------------
                              Stock Symbol: CZNC.OB
Chartered 1864

                                                  FEDERAL DEPOSIT INSURANCE CORP

                                QUARTERLY REPORT
SEPTEMBER 30, 2003

Dear Shareholder:

So far the year 2003 has been reasonably predictable from a financial perspective. The predictability is due in great measure to the fact that interest rates have not changed much from our budget projections for the year. The Federal Reserve continues to espouse a low interest rate philosophy, and there is no evidence of an inflationary trend in the economy. Thus, rates are expected to remain at or near current levels at least through the remainder of the year.

Our 6.4% increase in earning assets, due predominantly to net loan growth of 17.56%, or nearly $75 million, combined with the 8.9% decrease in Interest Expense have allowed us to show a modest increase in the Interest Margin for the first nine months. Additionally, our equity holdings have grown substantially over the past year, thus allowing us to reap some additional gains on stocks that we believe are fully valued.

Total Assets of your company have grown to $1.050 billion, up 6.62% from last year. Trust Assets Under Management have increased by 13.76% to $307.6 million, both due to a recovery in the equity market and to new business. Deposit growth has slowed from the pace that we saw over the past two years with growth since last year of just 3.05%. Our vigilant and on-going review of our loan portfolio reveals little change in nonperforming or problem loans, resulting in the shrinkage in our Allowance for Loan Losses as a percentage of total loans to 1.17% from 1.28%.

Our significant holding of tax-free municipal bonds has allowed us to reduce our total tax provision by over $300 thousand. The Return on Average Assets remains high, performing at 1.54% and the Return on Average Equity of 13.10% is acceptable given your company's higher than average equity to asset ratio.

As of September 30th, the market value of C&N stock, based on the last trade, was up over 32% from the previous year. Dividends for the first nine months are up 9.89%.

Since the end of the second quarter, we have acquired a building on Market Street in Williamsport that will house a full service branch and our Lycoming County Region Commercial Lending and Trust staffs. We believe that there is opportunity for a community-focused, local $1 billion bank to prosper in the Lycoming County area, while fostering economic benefits for local business and communities. We continue to identify other locations in the area for branching opportunities.

We have been hard at work looking for a new core operating system that can keep C&N in the lead technologically. This process has been underway for over six months and is proceeding as expected. It is likely that a final decision will be made within the next three months after careful and meticulous review.

Thanks to the great people of C&N, your company continues to prosper, grow and look for more opportunities to deliver value for you, our shareholders, our customers and clients, our communities and our employees. Your continued support and faith in us is greatly appreciated.

                                                     Craig G. Litchfield
                                                     Chairman, President & CEO

                         CITIZENS & NORTHERN CORPORATION

                               BOARD OF DIRECTORS

                    Craig G. Litchfield Chairman of the Board
                  Dennis F. Beardslee              Leo F. Lambert
                  R. Robert DeCamp                 Edward L. Learn
                  Jan E. Fisher                    Edward H. Owlett, III
                  R. Bruce Haner                   Leonard Simpson
                  Susan E. Hartley                 James E. Towner
                  Karl W. Kroeck                   Ann M. Tyler
                                DIRECTORS EMERITI
                  J. Robert Bower                  F. David Pennypacker
                  Lawrence F. Mase                 Donald E. Treat
                                    OFFICERS
                  Craig G. Litchfield              Chairman, President and Chief
                                                   Executive Officer
                  Mark A. Hughes                   Treasurer
                  Kathleen M. Osgood               Corporate Secretary

                            CITIZENS & NORTHERN BANK

                                     OFFICES
428 S. Main Street, ATHENS, PA 18810                             570-888-2291
111 Main Street, DUSHORE, PA 18614                               570-928-8124
Main Street, EAST SMITHFIELD, PA 18817                           570-596-3131
104 Main Street, ELKLAND, PA  16920                              814-258-5111
102 E. Main Street, KNOXVILLE, PA 16928                          814-326-4151
Main Street, LAPORTE, PA 18626                                   570-946-4011
Main Street, LIBERTY, PA 16930                                   570-324-2331
1085 S. Main Street, MANSFIELD, PA 16933                         570-662-1111
Route 220, MONROETON, PA 18832                                   570-265-2157
3461 Rte.405 Highway, MUNCY, PA 17756                            570-546-6666
Thompson Street, RALSTON, PA 17763                               570-995-5421
503 N. Elmira Street, SAYRE, PA 18840                            570-888-2220
41 Main Street, TIOGA, PA 16946                                  570-835-5236
428 Main Street, TOWANDA, PA18848                                570-265-6171
Court House Square, TROY, PA 16947                               570-297-2159
90-92 Main Street, WELLSBORO, PA 16901                           570-724-3411
Route 6, WYSOX, PA 18854                                         570-265-9148

                       TRUST & FINANCIAL MANAGEMENT GROUP
90-92 Main Street, Wellsboro, PA 16901                           800-487-8784
428 Main Street, Towanda, PA 18848                               888-987-8784
428 S. Main St., Athens, PA 18810                                888-760-8192
3461 Rte 405 Highway, Muncy, PA 17756                            570-546-6666

                                ACCOUNT SERVICES
90-92 Main St, Wellsboro, PA 16901                               800-726-2265
                                BANKCARD SERVICES
RR 7, Wellsboro PA 16901                                         800-676-6639
                                INTERNET BANKING
90-92 Main St., Wellsboro, PA 16901                              570-724-0266
                                www.cnbankpa.com
                       C&N FINANCIAL SERVICES CORPORATION
68 Main Street, Wellsboro, PA                                    866-ASK-CNFS
                           www.cnfinancialservices.com

CONSOLIDATED STATEMENT OF INCOME
(In Thousands, Except Per Share Data)   (Unaudited)

                                                        3 MONTHS ENDED          9 MONTHS ENDED
                                                          SEPTEMBER               SEPTEMBER
                                                      2003        2002         2003         2002
                                                   (CURRENT)   (PRIOR YR)    (CURRENT)    (PRIOR YR)
                                                  ----------   ----------   ----------   -----------
Interest and Dividend Income                      $   13,553   $   14,675   $   41,426   $   42,840
Interest Expense                                       5,655        6,675       17,987       19,736
---------------------------------------------------------------------------------------------------

Interest Margin                                        7,898        8,000       23,439       23,104
Provision for Loan Losses                                250          280          850          640
---------------------------------------------------------------------------------------------------
Interest Margin After Provision for Loan Losses        7,648        7,720       22,589       22,464
Other Income                                           1,705        1,642        4,873        5,010
Realized Gains on Securities, Net                        660          489        3,289        2,496
Other Expenses                                         5,336        5,310       16,224       15,664
---------------------------------------------------------------------------------------------------

Income Before Income Tax Provision                     4,677        4,541       14,527       14,306
Income Tax Provision                                     759          831        2,617        2,938
---------------------------------------------------------------------------------------------------

NET INCOME                                        $    3,918   $    3,710   $   11,910   $   11,368
===================================================================================================

PER SHARE DATA (**):
Net Income - Basic                                $     0.49   $     0.46   $     1.49   $     1.42
Net Income - Diluted                              $     0.49   $     0.46   $     1.48   $     1.42
Dividend Per Share                                $     0.21   $     0.20   $     0.63   $   0.5733
Number Shares Used in Computation - Basic          8,010,753    8,006,142    8,008,547    8,009,856
Number Shares Used in Computation - Diluted        8,071,173    8,031,880    8,055,627    8,030,398



CONSOLIDATED BALANCE SHEET
(In Thousands, Except Per Share Data) (Unaudited)

                                                                  SEPT. 30,             SEPT. 30,
                                                                    2003                  2002
                                                                    ----                  ----
ASSETS
Cash & Due from Banks                                             $ 18,458               $ 17,989
Available-for-Sale Securities                                      481,418                497,161
Loans, Net                                                         500,005                425,315
Other Assets                                                        50,129                 44,347
--------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                    $1,050,010              $ 984,812
==================================================================================================

LIABILITIES
Deposits                                                         $ 652,728              $ 636,479
Repo Sweep Accounts                                                 22,866                 19,116
--------------------------------------------------------------------------------------------------
     Total Deposits and Repo Sweeps                                675,594                655,595
Borrowed Funds                                                     238,997                200,287
Other Liabilities                                                   13,313                 14,132
--------------------------------------------------------------------------------------------------

TOTAL LIABILITIES                                                  927,904                870,014
--------------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY
Shareholders' Equity, Excluding Net Unrealized
  Gains/Losses on Available-for sale Securities                    110,619                101,617
Net Unrealized Gains/Losses on Available-
  for-sale Securities (*)                                           11,487                 13,181
--------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                                         122,106                114,798
--------------------------------------------------------------------------------------------------

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY                        $1,050,010              $ 984,812
==================================================================================================

CONSOLIDATED FINANCIAL HIGHLIGHTS
(In Thousands, Except Per Share Data) (Unaudited)

                                                              9 MONTHS ENDED               %
                                                                 SEPTEMBER              INCREASE
                                                            2003            2002       (DECREASE)
                                                            ----            ----       ----------
EARNINGS PERFORMANCE
Net Income                                               $  11,910        $  11,368           4.77%
Return on Average Assets                                     1.54%            1.63%          -5.52%
Return on Average Assets,
  Excluding Unrealized Gains/Losses
  on Available-for-Sale Securities (***)                     1.57%            1.65%          -4.85%
Return on Average Equity                                    13.10%           14.39%          -8.96%
Return on Average Equity,
  Excluding Unrealized Gains/Losses
  on Available-for-Sale Securities (***)                    14.76%           15.43%          -4.34%

BALANCE SHEET HIGHLIGHTS
Total Assets                                           $ 1,050,010        $ 984,812           6.62%
Available-for-Sale Securities                              481,418          497,161          -3.17%
Loans (Net)                                                500,005          425,315          17.56%

Allowance for Loan Losses                                    5,898            5,495           7.33%
Deposits and Repo Sweep Accounts                           675,594          655,595           3.05%
Trust Assets Under Management                              307,623          270,403          13.76%

SHAREHOLDERS' VALUE (PER SHARE) (**)
Net Income - Basic                                        $   1.49         $   1.42           4.93%
Net Income - Diluted                                      $   1.48         $   1.42           4.23%
Dividends                                                 $   0.63        $  0.5733           9.89%
Book Value                                               $   15.24        $   14.34           6.28%
Book Value, Excluding Unrealized
  Gains/Losses on Available-for-
  sale Securities (***)                                  $   13.81        $   12.69           8.83%
Market Value (Last Trade)                                $   26.50        $   20.05          32.17%
Market Value /  Book Value                                 173.88%          139.82%          24.36%
Market Value /  Book Value,
  Excluding Unrealized Gains/Losses
  on Available-for-Sale Securities (***)                   191.89%          158.00%          21.45%
Price Earnings Multiple                                      13.34            10.59          25.97%
Dividend Yield                                               3.17%            3.81%         -16.80%

SAFETY AND SOUNDNESS
Shareholders' Equity / Average Assets,
  Excluding Unrealized Gains/Losses
  on Available-for-Sale Securities (***)                    10.66%           10.70%          -0.37%
Nonperforming Assets / Total Assets                          0.13%            0.12%           8.33%
Allowance for Loan Losses / Total Loans                      1.17%            1.28%          -8.59%
Risk Based Capital Ratio                                    20.55%           20.77%          -1.06%


AVERAGE BALANCES
Average Assets                                         $ 1,029,637        $ 929,080          10.82%
Average Assets, Excluding
  Unrealized Gains/Losses on
  Available-for-sale Securities                          1,008,971          918,377           9.86%
Average Equity                                             121,199          105,308          15.09%
Average Equity, Excluding
  Unrealized Gains/Losses on
  Available-for-sale Securities                            107,560           98,239           9.49%


(*) Net unrealized gains/losses on available-for-sale securities are presented as "Accumulated Other Comprehensive Income" in the annual and quarterly financial statements filed with the Securities and Exchange Commission.

(**) For purposes of per share calculations, the market value and number of outstanding shares have been retroactively adjusted for the effects of the 3-for-2 stock split issued in April 2003, and for 1% stock dividends issued in January of each year presented.

(***) Generally accepted accounting principles ("GAAP") require that available-for-sale securities be reported at fair value, with unrealized gains and losses excluded from earnings and reported separately through shareholders' equity, net of tax. Management believes there is an inherent mismatch between the income statement and balance sheet related to unrealized gains/losses that may create a material inconsistency in the calculation of earnings-based ratios. Further, the amount of unrealized gains or losses may vary widely from period-to-period, depending on the financial markets as a whole and interest rate movements. Therefore, management has provided these "non-GAAP" ratios because we believe they provide meaningful information for evaluating the Corporation's financial position and results of operations.